                                                                     Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.13 AND 3.14 OF THE INDENTURE.

               CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.
                                       AND
                CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC.
                          9-3/4% SENIOR NOTES DUE 2012

CUSIP No.
No. 1                                                          $

            Each of Consolidated Communications Illinois Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("CCI Illinois"), and Consolidated Communications Texas Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("CCI Texas," and together with CCI Illinois, the "Issuers," such term to include any Surviving Person or any other successor of either (as such term is defined in the Indenture referred to hereinafter)), for value received, hereby severally, but not jointly, promises to pay to Cede & Co., or registered assigns, its several share in the proportion set forth below (with respect to each Issuer, such relative proportion, a "Several Share") of the aggregate
principal sum of $[    ] ([    ]United States Dollars) (or such lesser or
greater amount as shall be outstanding hereunder from time to time in accordance with Sections 3.13 and 3.14 of the Indenture referred to on the reverse hereof) (the "Principal Amount") on April 1, 2012; provided that CCI Illinois shall be severally liable for only 37.5% of the Principal Amount (the "CCI Illinois Portion") and CCI Texas shall be severally liable for only 62.5% of the Principal Amount (the "CCI Texas Portion," and each of the CCI Illinois Portion and the CCI Texas Portion, a "Portion"); provided, however, that in the event of any partial redemption on a disproportionate basis, such redemption shall simultaneously reduce the respective Portions of the Issuers on such basis. Each Issuer hereby severally, but not jointly, promises to pay interest on its respective Portion, semiannually on April 1 and October 1 in each year, commencing October 1, 2004, at the rate of 9-3/4% per annum, except that interest accrued on this Note for periods prior to the date on which the Initial Note was surrendered in exchange for this Note will accrue at the rate or rates borne by such Initial Note from time to time during such periods, until the Principal Amount is paid or made available for payment. Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Issuers maintained for that purpose in The Borough of Manhattan, the City of New York; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, each of the Issuers has caused this instrument to be duly executed.

                                         CONSOLIDATED COMMUNICATIONS ILLINOIS
                                         HOLDINGS, INC.

                                         By: ___________________________________
                                             Name:
                                             Title:

                                         CONSOLIDATED COMMUNICATIONS TEXAS
                                         HOLDINGS, INC.

                                         By: ___________________________________
                                             Name:
                                             Title:

            This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

                                         WELLS FARGO BANK, N.A.,
                                             as Trustee

                                         By: ___________________________________
                                             Authorized Officer

                                (REVERSE OF NOTE)

            Notes; Indenture. This Note is one of the duly authorized issue of 9-3/4% Senior Notes due 2012 of the Issuers (herein called the "Notes"), issued under an Indenture, dated as of April 14, 2004 (herein called the "Indenture," which term shall have the meanings assigned to it in such instrument), among the Issuers, Homebase Acquisition, LLC and Wells Fargo Bank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the Issue Date (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Additional Notes may be issued under the Indenture which may vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

            All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            To the extent any terms of this Note differ from, or are inconsistent with, the terms of the Indenture, the Indenture shall control.

            Guarantees. This Note is entitled to the benefits of the Note Guarantees of the Issuers that are Note Guarantors made for the benefit of the Holders. Reference is made to Article 13 of the Indenture for terms relating to such Note Guarantees, including the release, termination and discharge thereof. Neither the Issuers nor any Issuer that is a Note Guarantor shall be required to make any notation on this Note to reflect any such Note Guarantee or any such release, termination or discharge or any modification or amendment thereof.

            Ranking. The Notes rank pari passu in right of payment with all existing and future Senior Indebtedness of the Issuers, as defined in the Indenture, and the Issuers' Note Guarantees rank pari passu in right of payment with all existing and future Senior Indebtedness of the relevant Issuer that is a Note Guarantor, as defined in the Indenture.

            Optional Redemption. The Notes will be redeemable, at the Issuers' option, in whole or in part, and from time to time on and after April 1, 2008 and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to and including the Redemption Date. Any such redemption and notice may, in the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued interest, if any, to and including the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

                                                                    REDEMPTION
PERIOD                                                                PRICE
------                                                              ----------
2008............................................................     104.875%
2009............................................................     102.438%
2010 and thereafter.............................................     100.000%

            In addition, at any time and from time to time prior to April 1, 2007, the Issuers at their option may concurrently redeem the Notes (and any Additional Notes) in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (plus the principal amount of any Additional Notes), with funds in an aggregate amount not exceeding the aggregate cash proceeds of one or more Equity Offerings (as defined below), at a Redemption Price (expressed as a percentage of principal amount thereof) of 109.750% plus accrued interest, if any, to and including the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (plus the principal amount of any Additional Notes) must remain outstanding after each such redemption.

            "Equity Offering" means a sale of Capital Stock (x) that is a sale of Capital Stock (other than Disqualified Stock) of the Company or a Parent entity thereof, and (y) proceeds of which in an amount equal to or exceeding the redemption amount are contributed as Capital Stock (other than Disqualified Stock) to the Issuers or any of their Restricted Subsidiaries. The Issuers may make such redemption upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 180 days after the completion of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

            Special Redemption. The Notes (and any Additional Notes) will be redeemable, at the Issuers' option, in whole, but not in part, at any time during the first 540 days following their original date of issuance with all or a portion of the proceeds of a Qualified IDS Offering. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the Redemption Date. Any such redemption and notice may, in the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent including, without limitation, the successful completion of the Qualified IDS Offering on terms and conditions acceptable to the Company. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to and including the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the periods set forth below (expressed as days following the date of original issuance of the Notes):

                                                                    REDEMPTION
PERIOD                                                                PRICE
------                                                              ----------
Day 1 through Day 360..........................................      107.313%
Day 361 through Day 540........................................      109.750%

            "Qualified IDS Offering" means a bona fide offering in the United States of units consisting of common stock and notes of the Company or a Parent entity thereof, the proceeds of which are contributed to the Issuers in such amount as is sufficient to redeem the Notes at the applicable redemption price on the date of redemption.

            In the event of any partial redemption (other than a disproportionate redemption), the several obligation of each Issuer for each Note that remains outstanding shall continue in the same proportion as the relative proportions of the CCI Illinois Portion and the CCI Texas Portion, respectively.

            Change of Control. The Indenture provides that, upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuers concurrently repurchase all or any part of such Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date); provided, however, that the Issuers shall not be obligated to purchase Notes in the event they have exercised their right to redeem all the Notes as described above.

            The Notes will not be entitled to the benefit of a sinking fund.

            The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

            If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

            Amendments; Supplement; Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company, the Issuers and the Trustee with the written consent of the Holders of not less than a majority in aggregate principal amount of Outstanding Notes (including amounts obtained in connection with a tender offer or exchange offer for Notes). The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes to waive compliance by the Company or either of the Issuers with certain provisions of the Indenture, this Note, any Note Guarantee or the Pledge and Guarantee Agreement and certain past defaults under the Indenture and their consequences.

            Limitation on Suits. As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and offered the Trustee reasonable security or indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity.

            Obligations Absolute. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the several obligation of each Issuer, which is absolute and unconditional, to pay its Several Share of the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, prescribed in this Note and in the Indenture.

            Registration. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuers in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Note for registration of transfer, the Company, the Issuers, any other obligor in respect of this Note, the Trustee and any agent of the Company, the Issuers, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Issuers, any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.

            Limitation on Liability. No director, officer, employee, incorporator or stockholder of the Company, the Issuers, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, the Issuers or any Note Guarantor under the Indenture, the Notes or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

            Collateral and Pledge and Guarantee Agreement. This Note will be entitled to the benefit of certain Collateral. Reference is hereby made to the Indenture and the Pledge and Guarantee Agreement for a statement of the rights and limitations of Holders and the Trustee thereunder.

            Governing Law; Submission to Jurisdiction. THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES OF THE ISSUERS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE ISSUERS, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

                FORM OF NOTATION OF NOTE GUARANTEE BY THE COMPANY

            For value received, Homebase Acquisition, LLC (the "Company") has guaranteed on a limited non-recourse basis, to the extent set forth in the Pledge and Guarantee Agreement dated April 14, 2004 among Homebase Acquisition, LLC, Citicorp North America Inc., as collateral agent for the first priority secured parties, and Wells Fargo Bank, N.A., as collateral agent for the second priority secured parties (the "Pledge and Guarantee Agreement"), (a) the due and punctual payment, subject to any applicable grace periods, of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture (defined below)), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the indenture dated April 14, 2004 (the "Indenture") among the Issuers, the Company and Wells Fargo Bank, N.A, as Trustee (the "Trustee") and
(b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (the "Note Guarantee"). The Note Guarantee is limited in recourse to a second priority pledge of the common stock of the Issuers as set forth in the Pledge and Guarantee Agreement. The obligations of the Company to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Pledge and Guarantee Agreement are expressly set forth in Section 3 of the Pledge and Guarantee Agreement and reference is hereby made to the Pledge and Guarantee Agreement for the precise terms of the Note Guarantee. The obligations of the Company will be released only in accordance with the provisions of Section 3 of the Pledge and Guarantee Agreement. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions.

                                            HOMEBASE ACQUISITION, LLC, as Note
                                            Guarantor

                                            By: ________________________________
                                                Name:
                                                Title:

                             FORM OF TRANSFER NOTICE

            FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
Insert Taxpayer Identification No.

________________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

________________________________________________________________________________

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer such Note on the books of the Issuers with full power of substitution in the premises.

Date: _____________________

                                                     ___________________________
                                                     NOTICE: The signature to
                                                     this assignment must
                                                     correspond with the name as
                                                     written upon the face of
                                                     the within-mentioned
                                                     instrument in every
                                                     particular, without
                                                     alteration or any change
                                                     whatsoever.

Signature Guarantee: _______________________________

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you wish to have this Note purchased by the Issuers pursuant to Section
4.12 or 4.15 of the Indenture, check the box: [ ]

      If you wish to have a portion of this Note purchased by the Issuers pursuant to Section 4.12 or 4.15 of the Indenture, state the amount (in principal amount) below:

                             $______________________

Date: _____________________

Signature Guarantee: ____________________________________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: ____________________________________________________

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

            The following increases or decreases in this Global Note have been made:

                                                                           Principal amount          Signature of
                              Amount of                Amount of            of this Global            authorized
                            decreases in              increases in          Note following              officer
                          Principal Amount          Principal Amount        such decreases           of Trustee or
Date of Exchange         of this Global Note      of this Global Note        or increases           Notes Custodian
----------------         -------------------      -------------------      ----------------         ---------------